Exhibit 99.1

Crystal River 2007 Annual Meeting of Stockholders June 10, 2008

2 Forward-Looking Statements Some of the statements contained in this presentation are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 that involve risks, uncertainties and assumptions with respect to us, including some statements concerning the transactions described in this presentation, future results, projected sector returns, plans, goals and other events which have not yet occurred. Factors that could cause our operating results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements are detailed in Exhibit 99.1 to our Form 10-Q for the quarterly period ended March 31, 2008, which was filed with the SEC on May 12, 2008, and include: the general volatility of the securities markets in which we invest and the market price of our common stock; changes in our business strategy; availability, terms and deployment of capital; changes in our industry, interest rates, the debt securities markets or the general economy; increased rates of default and/or decreased recovery rates on our investments; increased prepayments of mortgages and other loans underlying our mortgage-backed or other asset-backed securities; our expected financings and investments; the adequacy of our cash resources and working capital; changes in government regulations, tax rates and similar matters; changes in generally accepted accounting principles by standard-setting bodies; future margin reductions and the availability of liquid assets to post additional collateral; availability of investment opportunities in real estate-related and other securities; and the degree and nature of our competition. These forward-looking statements are based on our current expectations, speak only as of the date of this presentation and are susceptible to a number of risks, uncertainties and other factors. We assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Crystal River 2007 Annual Meeting of Stockholders June 10, 2008

4 Crystal River At A Glance A specialty finance REIT investing in commercial real estate, real estate loans, and real estate-related securities, such as commercial and residential mortgage-backed securities NYSE: CRZ GAAP equity $133M (1) total assets: $1.3B (1) total liabilities: $1.2B (1) 8% owned by manager / officers / directors (1) As of March 31, 2008; during the first quarter of 2008, Crystal River sold its Agency MBS portfolio; some of these trades settled in late April; following the sale, Crystal River’s total assets were approximately $900 million and its liabilities were approximately $780 million.

5 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Market Events Feb 2007: Subprime related delinquencies begin making headlines Two-year swap spread

6 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Market Events Feb 2007: Subprime related delinquencies begin making headlines Nov/Dec 2007: Banks begin major write-downs; total reaches $120bn by 1/31/08 Aug/Sep 2007: Bear Stearns provides loan to two of its hedge funds; UK lender Northern Rock receives liquidity support from Bank of England Two-year swap spread

7 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Market Events Feb 2007: Subprime related delinquencies begin making headlines Feb 2008: Thornburg & Carlyle Capital miss margin calls Nov/Dec 2007: Banks begin major write-downs; total reaches $120bn by 1/31/08 Aug/Sep 2007: Bear Stearns provides loan to two of its hedge funds; UK lender Northern Rock receives liquidity support from Bank of England Two-year swap spread

8 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Market Events Feb 2007: Subprime related delinquencies begin making headlines Mar 2008: JP Morgan with the Fed provide emergency loan to Bear Stearns; Bear Stearns signs merger agreement with JP Morgan Nov/Dec 2007: Banks begin major write-downs; total reaches $120bn by 1/31/08 Aug/Sep 2007: Bear Stearns provides loan to two of its hedge funds; UK lender Northern Rock receives liquidity support from Bank of England Feb 2008: Thornburg & Carlyle Capital miss margin calls Two-year swap spread

9 0 500 1000 1500 2000 2500 3000 3500 4000 4500 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 AAA AA A BBB BBB Credit Market Review — Impact on CMBX Credit Spreads

10 0 500 1000 1500 2000 2500 Jan-07 Apr-07 Jul-07 Oct-07 Jan-08 Apr-08 Credit Market Review — Impact on BBB Rated CMBS Credit Spreads Spread over Treasuries

11 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Crystal River’s Responses to Market Events Q3 2007: Crystal River receives $100 million funding line Two-year swap spread

12 0 20 40 60 80 100 120 Dec-06 Mar-07 Jun-07 Sep-07 Dec-07 Mar-08 Credit Market Review – Crystal River’s Responses to Market Events Q3 2007: Crystal River receives $100 million funding line Q4 2007: Crystal River closes out of CMBX CDS positions to mitigate further losses Q1 2008: Crystal River sells $1.2 billion Agency MBS portfolio Two-year swap spread

13 Nearly 88% of Crystal River’s Investment Assets Are Commercial Real Estate—Related CMBS 36% Subprime RMBS 4% Prime RMBS 8% Real estate loans 21% Triple-net buildings 31% As of March 31, 2008* As of March 31, 2007 CMBS 15% Agency MBS 60% Prime RMBS 5% Subprime RMBS 3% Other 3% Real estate loans 8% Triple-net buildings 6% * During the first quarter of 2008, we sold our Agency MBS portfolio. Some of these trades settled subsequent to the end of the first quarter of 2008.

14 Crystal River’s Debt Capitalization (1) CDO debt has been allocated based upon the asset mix within the Company’s CDOs (2) During the first quarter of 2008, Crystal River sold its Agency MBS portfolio. Some of these trades settled subsequent to the end of the first quarter of 2008; accordingly, the repurchase debt at March 31 relating to the Agency MBS has not been included in this table (3) The $1 million in debt under Funding Facilities is a retained portion of preferred equity in one of Crystal River’s CDOs. This amount is eliminated upon consolidation of our balance sheet, and hence is not included in the Asset Carrying Value (4) As of June 9, 2008 CMBS $ 271.1 $ 156.7 $ — $ 0.4 $ 25.4 Prime RMBS 56.3 15.8 — 13.3 1.9 Sub-prime RMBS 28.0 10.3 — 0.7 0.8 CDO Notes — — — 2.0 — Preferred stock 0.1 — — 0.3 — Real estate loans 158.1 — 99.1 24.5 — Commercial real estate 233.1 — 219.4 6.0 — Trust preferred securities — — 51.6 — — Other (3) 1.6 — — 1.0 — Total $ 748.3 $ 182.8 $ 370.1 $ 48.2 $ 28.1 (As of March 31, 2008) ($ in millions) Asset Carrying Value CDO Debt(1) Repurchase Agreements(2) Other Term Debt Reduced to $23.0 million Funding Facilities(2) Reduced to $34.4 million Current balances:(4)

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